Exhibit 99.1

Phoenix Motorcars Engages IAT Automobile Technology to Advance Gen 4 Development

Accelerates development time, increases quality and reduces costs of Phoenix’s Gen 4 vehicles

Anaheim, California (October 10, 2022) – Phoenix Motor Inc. (Nasdaq: PEV) (“Company” or “Phoenix”), a pioneer in the manufacturing of all-electric, medium-duty vehicles, and IAT Automobile Technology Co., Ltd. (Shenzhen Stock Exchange: 300825) (“IAT”), a leading independent automotive design company, today announced an agreement with the goal of advancing the engineering and design work for Phoenix Motorcar’s fourth generation (“Gen 4”) electric vehicles. This collaboration is expected to maximize cost efficiencies, speed time to market and ensure the highest quality standards during the crucial vehicle development phase.

Phoenix’s Gen 4 vehicles are expected to begin production and delivery in 2023 and will feature new options designed to increase customer satisfaction and efficiency and should result in lower price points for Phoenix customers. Phoenix’s Gen 4 electric vehicles will include features such as a fixed battery or swappable battery system, as well as the addition of eAxle technology, which will deliver higher efficiency and greater range.

Phoenix Motorcars CEO, Dr. Lance Zhou commented, “We are very excited to engage IAT during this next stage of our company’s growth, as we execute on our mission to help speed the transition to cleaner medium-duty vehicles. Our collaboration with IAT, a premier automobile R&D firm, is a key component of our “asset light” strategy and gives us confidence that our Gen 4 vehicles will be released on time, within budget and should exceed the highest of quality standards.”

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and light and medium duty EVs and sells electric forklifts and electric vehicle chargers for the commercial and residential markets. Phoenix consists of two primary brands, “Phoenix Motorcars”, which is focused on commercial products including medium-duty EVs (shuttle buses, school buses, municipal transit vehicles and delivery trucks, among others), electric vehicle chargers and electric forklifts, and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. For more information, please visit: www.phoenixmotorcars.com and www.edisonfuture.com.

About IAT Automobile Technology Co., Ltd.

Founded in 2007, IAT is an independent automotive engineering service provider which is also specialized in development and manufacturing for core vehicle components. Its R&D business covers the whole industry chain, including planning, design and customization of both ICE models and NEVs, as well as the development, manufacturing and sales of core automotive components. With some 2,600 employees, IAT has supported more than 60 car makers. IAT is headquartered in Beijing and has advanced R&D centers in Shanghai, Japan, U.S., Europe and many other locations. The company stepped into the BEV R&D service in 2009. Over 13 years of experience in BEV R&D make IAT the reliable brand-independent engineering and manufacturing partner for OEMs.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are no guarantee of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s ability to convert concept trucks and vans into production and sales; the Company’s product development timeline and expected start of production; development of competitive trucks and vans manufactured and sold by the Company’s competitors and major industry vehicle companies; the Company’s ability to scale in a cost-effective manner; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the Company’s financial and business performance; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of its business model; expectations regarding the Company’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and other risks contained in the Offering prospectus and reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, including those set forth in the Risk Factors section of the Company's registration statement and initial public offering prospectus, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Investor Relations Contacts:
Mark Hastings, SVP & Head of Investor Relations
Sioban Hickie, ICR Inc.
PhoenixIR@icrinc.com